FUND PARTICIPATION AGREEMENT

                                      Among

                               JANUS ASPEN SERIES

                                       and

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY

                                       and

                            JANUS CAPITAL CORPORATION


       Aetna Life Insurance and Annuity Company (the "Company"), Janus Aspen Series (the "Fund") and Janus Capital Corporation (the "Adviser") hereby agree to an arrangement whereby the Fund shall be made available to serve as underlying investment media for Variable Annuity or Variable Life Contracts ("Contracts") to be issued by the Company.

1.     Establishment of Accounts; Availability of Fund.

       (a) The Company represents that it has established Variable Annuity Accounts B, C, D and Variable Life Account B and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner (hereinafter "Participant" or "Contract Owner"), as applicable under a particular Contract.

              The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and that it has legally and validly established each Account as a segregated asset account under such law.

              The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued in compliance in all material respects with all applicable federal and state laws;

       (b) The Fund and the Adviser represent and warrant that the investments of the series of the Fund (each designated a "Portfolio") specified in Schedule B attached hereto (as may be amended from time to time with the mutual consent of the parties hereto) will at all times be adequately diversified within the meaning of Section 817(h) of the Internal Revenue Service Code of 1986, as amended (the "Code"), and the Regulations thereunder, and that at all times while this agreement is in effect, all beneficial interests will be owned by one or more insurance companies, qualified plans, or by any other party permitted under
              Section 1.817-5(f)(3) of the Regulations promulgated under the Code or by the successor thereto, or by any other party permitted under a Revenue Ruling or private letter ruling granted by the Internal Revenue Service.

2.     Pricing Information; Orders; Settlement.

       (a) The Fund will make Fund shares available to be purchased by the Company, and will accept redemption orders from the Company, on behalf of each Account at the net asset value applicable to each order on those days on which the New York Stock Exchange (the "Exchange") is open and the Fund is obligated to calculate its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund serve as underlying investment media, provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may upon reasonable notice to the Company, refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in the best interests of the shareholders of any Portfolio and in compliance with their fiduciary obligations under federal and/or any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

       (b) The Fund will provide to the Company closing net asset value, dividend and capital gain information as soon as reasonably practical after the close of trading each Business Day but in no event later than 7:00 p.m. Eastern Standard Time on such Business Day. The Fund shall be liable to the Company for systems and out of pocket costs (as well as the cost to make the Accounts whole) incurred by the Company in making a Contract Owner's or Participant's Account whole if such costs or expenses are a result of the Fund's failure to provide timely or correct (as determined by the

              Fund) net asset values, dividend and capital gains information or if the Fund changes such information after the Company receives it. The Company will send via facsimile or electronic transmission to the Fund or its specified agent orders to purchase and/or redeem Fund shares by 10:00 a.m. Eastern Standard Time the following Business Day. Payment for net purchases will be wired by the Company to an account designated by the Fund to coincide with the order for shares of the Fund. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio.

       (c) The Fund hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract Owners or Participants. Orders from Contract Owners or Participants received from any distributor of the Contracts (including affiliates of the Company) by the Company, acting as agent for the Fund, prior to the close of the Exchange on any given Business Day will be executed by the Fund at the net asset value determined as of the close of the Exchange on such Business Day, provided that the Fund receives written (or facsimile) notice of such order by 10 a.m. Eastern Standard Time on the next following Business Day. Any orders received by the Company acting as agent on such day but after the close of the Exchange will be executed by the Fund at the net asset value determined as of the close of the Exchange on the next Business Day following the day of receipt of such order, provided that the Fund receives written (or facsimile) notice of such order by 10 a.m. Eastern Standard Time within two Business Days following the day of receipt of such order.

       (d) Payments for net redemption's of shares of the Fund will be wired by the Fund to an account designated by the Company. Payments for net purchases of the Fund will be wired by the Company to an account designated by the Fund on the same Business Day the Company places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire.

       (e) Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party.

       (f) The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule B offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information. The Company shall not permit any person other than a Contract owner or Participant to give instructions to the Company which would require the Company to redeem or exchange shares of the Fund. This provision shall not be construed to prohibit the Company from substituting shares of another fund, as permitted by law.

       (g) Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares ordered from the Fund will be recorded in the appropriate tittle for each Account or the appropriate subaccount of each Account.

3.     Expenses.

       (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by the Fund under this Agreement shall be paid by the Fund, including the cost of registration of Fund shares with the Securities and Exchange Commission (the "SEC") and in states where required. The Fund and Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or Adviser, except as provided herein and in Schedule C attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

       (b) The Fund or the Adviser shall provide to the Company Post Script files of periodic fund reports to shareholders and other materials that are required by law to be sent to Contract Owners. In addition, the Fund or the Adviser shall provide the Company with a sufficient quantity of its prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement. In addition, the Fund shall provide the Company with a sufficient quantity of its proxy material that is required to be sent to Contract Owners. The Company shall be responsible for delivering such materials to Contract Owners in accordance with federal and state law, provided the Fund or Adviser provides such materials to the Company on a timely basis. The Adviser shall be permitted to review and approve the typeset form of such material prior to such printing provided such material has been provided by the Adviser to the Company within a reasonable period of time prior to typesetting and further provided that the Company's procedures provide for a reasonable amount of time for the Adviser to provide such materials. The Company shall be responsible for conforming information in the typeset form to the information provided in the post script files.

       (c) In lieu of the Fund's or Adviser's providing printed copies of prospectuses, statements of additional information and any supplements to any of these materials, and periodic fund reports to shareholders, the Company shall have the right to request that the Fund transmit a copy of such materials in an electronic format (Post Script files), which the Company may use to have such materials printed together with similar materials of other Account funding media that the Company or any distributor will distribute to existing or prospective Contract Owners or Participants subject to the conditions set forth in (b) above.

4.     Representations.

       The Company agrees that it and its agents shall not, without the written consent of the Fund or the Adviser, make representations concerning the Fund, or its shares except those contained in the then current prospectuses and in current printed sales literature approved by (or deemed approved by failure to request changes within the expected time frame or because a form of such materials has been approved or deemed approved) the Fund or the Adviser.

5.     Termination.

       This agreement shall terminate as to the sale and issuance of new
Contracts:

       (a) at the option of either the Company, the Adviser or the Fund, upon sixty days advance written notice to the other parties;

       (b) at the option of the Company, upon one week advance written notice to the Adviser and the Fund, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

       (c) at the option of either the Company, the Adviser or the Fund, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company, the Fund or the Adviser by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

       (d) upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. The Company will give 60 days written notice to the Fund and the Adviser of any decision to replace the Fund's' shares;

       (e) upon "assignment" of this Agreement as that term is defined in the 1940 Act, unless made with the written consent of all other parties hereto;

       (f) if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for Contracts issued or to be issued by the Company. Prompt notice shall be given by the appropriate party should such situation occur.

6.     Continuation of Agreement.

       Termination as the result of any cause listed in Section 5 shall not affect the Fund's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body, or is determined by the Fund's Board to be necessary in the best interests of the shareholders of any Portfolio.

7.     Advertising Materials; Filed Documents.

       (a) Advertising and sales literature with respect to the Fund prepared by the Company or its agents for use in marketing its Contracts will be submitted to the Fund or its designee for review before such material is submitted to any regulatory body for review. No such material shall be used if the Fund or its designee reasonably object to such use in writing, transmitted by facsimile within three Business Days after receipt of such material.

       (b) The Fund will provide additional copies of its financials as soon as available to the Company and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. At the Adviser's request, the Company will provide to the Adviser at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority. The Fund and Adviser will not be responsible for any information contained in such materials that they have been given an opportunity to review before filing.

       (c) The Fund or the Adviser will provide via Excel spreadsheet diskette format or in electronic transmission or other mutually agreeable format to the Company at least quarterly, portfolio information necessary to update Fund profiles within ten Business Days following the end of each quarter.

       (d) The Fund will reimburse the Company for any incorrect information provided to the Company under this Section as provided for in Schedule C.

8.     Proxy Voting.

       (a) The Company shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract Owner's and Participant's to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. The Company shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract Owner's.

       (b) The Company will distribute to Contract Owner's and Participant's, as appropriate, all proxy material furnished by the Fund and will vote Fund shares in accordance with instructions received from such Contract Owner's and Participant's. If and to the extent required by law, the Company, with respect to each group Contract and in each Account, shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The

              Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract Owner's and Participant's.

9.     Indemnification.

       (a) The Company agrees to indemnify and hold harmless the Fund and the Adviser, and their trustees, directors, officers, employees, agents and each person, if any, who controls the Fund or its Adviser within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the Fund or Adviser or any such trustee, director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of the Company or its agents, with respect to the sale and distribution of Contracts for which Fund shares are the underlying investment (iii) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or (iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in the Agreement or arise out of or result from any other material breach of this Agreement by the Company. The Company will reimburse any legal or other expenses reasonably incurred by the Fund or Adviser or any such trustee, director, officer, employee, agent, investment adviser, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by the Fund specifically for use therein.

       (b) The Fund and the Adviser agree to indemnify and hold harmless the Company and its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or Adviser or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or result from any failure by the Fund and/or Adviser to provide the services or furnish the materials required under the terms of this Agreement; or (iii) arise out of or result from any material breach of any representation and/or warranty made by the Fund and/or Adviser in the Agreement or arise out of or result from any other material breach of this Agreement by the Fund and/or Adviser. The Fund will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses which are in conformity with written materials furnished to the Fund by the Company specifically for use therein.

       (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

10.    Potential Conflicts.

       (a) The Company has received a copy of an application for exemptive relief, as amended, filed by the Fund May 21, 1993 on and on December 9, 1993 with the SEC and the order issued by the SEC dated March 2, 1994 (File No. 812-8408) in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Trustees of Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract Owners of all separate accounts ("Participating Companies") investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity Contract Owners and variable life insurance Contract Owners; or (vi) a decision by an insurer to disregard the voting instructions of Contract Owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

       (b) The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract Owner voting instructions are disregarded.

       (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to Contract Owner investments in a Fund, the Board shall give prompt notice to all Participating Companies and the Company shall, in cooperation with other Participating Companies whose Contract Owners are affected, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

              (i) withdrawing the assets allocable to the Account from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners and as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract Owners, life insurance Contract Owners, or variable Contract Owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected Contract Owners the option of making such a change; and/or

              (ii) establishing a new registered management investment company or managed separate account.

       (d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard its Contract Owner voting instructions and said decision represents a minority position or would preclude a majority vote by all of its Contract Owners having an interest in the Fund, the Company at its sole cost, may be required, at the Board's election, to withdraw an Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

       (e) For the purpose of this Section 10, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for any Contract. The Company shall not be required by this
              Section 11 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners or Participants materially adversely affected by the irreconcilable material conflict.

       (f) If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 63-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.


11.    Miscellaneous.

       (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

       (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

       To the Company:

                            Aetna Life Insurance and Annuity Company
                            151 Farmington Avenue
                            Hartford, Connecticut 06156
                            Attention: Julie E. Rockmore, Counsel

       To the Fund:

                            Janus Aspen Series
                            100 Fillmore Street
                            Denver, Colorado  80203
                            Attention:  General Counsel

       To the Advisor:

                            Janus Capital Corporation
                            100 Fillmore Street
                            Denver, Colorado  80203

                            Attention:  General Counsel

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

(c) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

(g) Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut.

(h) It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

(i) The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.

(j) Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

(k) The Company agrees and acknowledges that the Adviser is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus Capital. Any use of a Janus Mark by the Company must be in a form approved by the Adviser. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

12.    Limitation on Liability of Trustees, etc.

       This agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund. The obligations of this agreement shall be binding upon the assets and property of the Fund only and shall not be binding on any Trustee, officer or shareholder of the Fund individually.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the 8th day of December, 1997.


AETNA LIFE INSURANCE AND
ANNUITY COMPANY

    By:         /s/ Laurie M. LeBlanc
                -----------------------------------------
    Name:       Laurie M. LeBlanc
                -----------------------------------------
    Title:      Vice President
                -----------------------------------------
    Date:       12/8/97
                -----------------------------------------

JANUS ASPEN SERIES

    By:         /s/ Bonnie Howe
                -----------------------------------------
    Name:       Bonnie M. Howe
                -----------------------------------------
    Title:      Assistant Vice President
                -----------------------------------------
    Date:       12/2/97
                -----------------------------------------

JANUS CAPITAL CORPORATION

    By:         /s/ Stephen L. Stieneker
                -----------------------------------------
    Name:       Stephen L. Stieneker
                -----------------------------------------
    Title:      Vice President
                -----------------------------------------
    Date:       12/2/97
                -----------------------------------------

                                   Schedule A

                                   Schedule B


                          Janus Aspen Aggressive Growth
                               Janus Aspen Growth
                          Janus Aspen Worldwide Growth
                              Jaspen Aspen Balanced
                           Janus Aspen Flexible Income
                           Janus Aspen Short-Term Bond

                                   Schedule C

The following costs, expenses and reimbursements will be paid by the party indicated:

1. For purposes of Sections 2 and 7, the Fund or the Adviser shall be liable to the Company for systems and out of pocket costs incurred by the Company in making a Contract owner's or a participant's account whole, if such costs or expenses are a result of the Fund's failure to provide timely or correct (as determined by the Fund) net asset values, dividend and capital gains or financial information and if such information is not corrected by 4pm EST of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract Owner's or a Participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

2. For purposes of Section 3, the Fund or the Adviser shall pay for the cost of typesetting, printing and distributing periodic fund reports to shareholders, prospectuses, prospectus supplements, statements of additional information, proxy materials and other materials that are required by law to be sent to existing Contract Owners or Participants and the Company shall pay for the cost of printing such materials for prospective Contract Owners or Participants and the cost of distributing such materials. Each party shall be provided with such supporting data as may reasonably be requested for determining expenses under this Section.

3. The Fund shall pay all expenses in connection with the provision to the Company of a sufficient quantity of Fund initiated proxy material under
       Section 2. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by the Fund.

Dated this 8th day of December, 1997.

AETNA LIFE INSURANCE AND
ANNUITY COMPANY

    By:         /s/ Laurie M. LeBlanc
                -----------------------------------------
    Name:       Laurie M. LeBlanc
                -----------------------------------------
    Title:      12/8/97
                -----------------------------------------

JANUS ASPEN SERIES

    By:         /s/ Bonnie Howe
                -----------------------------------------
    Name:       Bonnie M. Howe
                -----------------------------------------
    Title:      Assistant Vice President
                -----------------------------------------

JANUS CAPITAL CORPORATION

    By:         /s/ Stephen L. Stieneker
                -----------------------------------------
    Name::      Stephen L. Stieneker
                -----------------------------------------
    Title:      Vice President
                -----------------------------------------